UNITED STATES

SECURITIES AND EXCHANGE COMMISSIONPRIVATE

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Soliciting Material under Rule 14a-12

QNB Corp.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Proxy Statement April 11, 2023

P.O. Box 9005 Quakertown, PA 18951-9005 TEL (215)538-5600 FAX (215)538-5765

April 11, 2023

Dear Fellow Shareholder:

You are invited to attend QNB Corp.’s 2023 Annual Meeting of Shareholders on Tuesday, May 23, 2023. The meeting will be held at The Centennial Catering & Conference Center, located at 3350 Center Valley Parkway, Center Valley, Pennsylvania, 18034, at 11:00 a.m., Eastern time. Enclosed are the notice of the annual meeting, proxy statement and proxy card for the annual meeting. Our 2022 Annual Report on Form 10-K accompanies these enclosures.

At this year’s annual meeting, you are being asked to elect the four Class II director nominees of the Board of Directors, to approve the 2023 Non-Employee Director Stock Compensation Plan, and to ratify the Audit Committee’s appointment of Baker Tilly US, LLP as QNB Corp.’s independent registered public accounting firm for 2023. These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE “FOR” ALL FOUR NOMINEES, “FOR” THE APPROVAL OF THE QNB CORP. 2023 NON-EMPLYEE DIRECTOR COMPENSATION PLAN, AND “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope or by voting on-line per instructions on your proxy card.

If you have any questions regarding the annual meeting, please contact Suzanne Weisberg at (215) 538-5600, extension 5677.

Thank you for your cooperation and continuing support.

Sincerely,

David W. Freeman

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QNB CORP.

TO BE HELD ON MAY 23, 2023

TO OUR SHAREHOLDERS:

The 2023 Annual Meeting of the Shareholders of QNB Corp. will be held at The Centennial Catering & Conference Center, located at 3350 Center Valley Parkway, Center Valley, Pennsylvania, 18034, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)
election of the four Class II director nominees of the Board of Directors;
(2)
approve the QNB Corp. 2023 Non-Employee Director Stock Compensation Plan;
(3)
ratification of the appointment of Baker Tilly US, LLP as QNB’s independent registered public accounting firm for 2023; and
(4)
such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 21, 2023 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign the proxy card, and return it promptly in the enclosed envelope provided or vote one-line. At any time prior to the proxy being voted, it is revocable by written notice to QNB Corp. in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2023: Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2023 Annual Meeting of Shareholders are available on the Internet. The proxy statement, the proxy card and the 2022 Annual Report to Shareholders on Form 10-K are available at QNBbank.com under the “Investor Relations” link.

If you plan to attend the annual meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date.

By Order of the Board of Directors,

Suzanne B. Weisberg

Secretary

Quakertown, Pennsylvania

April 11, 2023

QNB Corp.

15 North Third Street

P.O. Box 9005

Quakertown, Pennsylvania 18951

(215) 538-5600

PROXY STATEMENT

2023 Annual Meeting of Shareholders – MAY 23, 2023

This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. (herein referred to as QNB or the Corporation) in connection with the solicitation of proxies by the Board of Directors for use at the 2023 Annual Meeting of Shareholders.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy upon the recommendation of the Board of Directors.

The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB’s common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and QNB Bank (herein referred to as the Bank) may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being mailed to shareholders on or about April 11, 2023.

Date, Time and Place of Meeting

QNB’s Annual Meeting of Shareholders will be held on Tuesday, May 23, 2023, beginning at 11:00 a.m., Eastern time. The meeting will be held at The Centennial Catering & Conference Center, located at 3350 Center Valley Parkway, Center Valley, Pennsylvania, 18034.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on March 21, 2023 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had 3,588,262 shares of common stock issued and outstanding.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting. Shareholders do not have cumulative voting rights in elections of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting. We intend to count as present: (i) shares present in person but not voting; (ii) shares for which we have received proxies but for which the holders of such shares have withheld votes or abstained; and (iii) shares represented by proxies returned by a broker holding shares for a beneficial owner in nominee or street name even if the shares are not entitled to be voted on a particular proposal because the nominee does not have discretionary voting authority with respect to that proposal and has not received instructions from the beneficial owner (commonly referred to as “broker non-votes”).

QNB’s Bylaws and Pennsylvania law govern the vote needed to elect directors and approve the other matters to be considered at the annual meeting. In the case of the election of the Class II directors, assuming the presence of a quorum, the four candidates receiving the highest number of votes will be elected to the Board of Directors. Assuming the presence of a quorum, a majority of the votes cast at the meeting is required to approve the QNB Corp. 2023 Non-Employee Director Stock Compensation Plan and to ratify the appointment of Baker Tilly US, LLP as QNB’s independent registered public accounting firm for 2023. Because they are not considered votes cast, abstentions and broker non-votes have no effect on the matters to be considered at the annual meeting.

You may not vote your shares held by a broker in nominee or “street” name at the annual meeting unless you obtain a legal proxy from your broker or holder of record.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at QNB’s 2023 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB’s nominees to the Board of Directors, FOR the QNB Corp. 2023 Non-Employee Director Stock Compensation Plan, and FOR ratification of the appointment of Baker Tilly US, LLP as QNB’s independent registered public accounting firm for 2023. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

A shareholder of record who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Suzanne B. Weisberg, Secretary of QNB, at the offices of QNB, at 320 West Broad Street, P.O. Box 9005 Quakertown, Pennsylvania 18951, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting after giving notice to the Secretary in writing or be electronic transmission.

PROPOSAL 1

ELECTION OF THE FOUR CLASS II DIRECTOR NOMINEES

The Board of Directors

QNB’s Articles of Incorporation and Bylaws provide that the Board of Directors consists of no less than seven or no more than fifteen members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The directors constituting Class II have been nominated for re-election at the annual meeting. The Directors in Class I will hold office until the 2025 annual meeting and the Directors in Class III will hold office until the 2024 annual meeting.

The Class II Director Nominees of the Board of Directors

At the annual meeting, four Class II directors will be elected. Each director so elected will hold office until the 2026 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named in the accompanying proxy may vote for the election of such person or persons as the Board of Directors recommends.

Set forth on the following pages, we include the following information with respect to each director and director nominee:

•
their names and ages;
•
the years they first became directors of QNB and the Bank;
•
their principal occupations and other directorships over the past five years; and
•
a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director.

Voting Requirements

The four director candidates are required to be elected by a plurality of the total votes cast. Thus, the four persons receiving the highest number of votes will be elected. Votes may be cast in favor or withheld for any or all of the nominees.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A CLASS II DIRECTOR.

Current Class II Directors and Nominees for Three Year Term Expiring in 2026 (Class II Directors)

Laurie A. Bergman

Director of QNB and the Bank since 2020

Age 45

Ms. Bergman is currently Chief Financial Officer of Liquid Environmental Solutions (June 2021 to present). Prior to that, Ms. Bergman served as Vice President, Chief Accounting Officer and Corporate Controller of UGI Corporation (February 2019 to June 2021). She previously served as the Chief Accounting Officer and Corporate Controller of AmeriGas Propane, Inc. (2016 to 2019) and as its Group Director – Financial Planning and Operations (2014 to 2016). Ms. Bergman joined AmeriGas Propane, Inc. in 2006 as Manager – Disbursements and served in various roles for AmeriGas Propane, Inc., including Assistant Controller (2011 to 2012), Director of Financial Analysis and Planning (2012 to 2013), and Group Director of Financial Planning and Revenue Management (2013 to 2014). Prior to that, she held positions of increasing responsibility at AmeriGas Propane, Inc. Previously, Ms. Bergman served as a Financial Analysis Specialist and a Disbursement Operations Manager at CIGNA Corporation from 2001 to 2005. Ms. Bergman’s educational background includes a Bachelor of Business Administration degree in Finance from Temple University and a Master of Business Administration from Temple University. Ms. Bergman’s leadership of corporate accounting functions in large publicly traded organizations give her the qualifications and skills to serve as a director of QNB.

Randy S. Bimes

Director of QNB and the Bank since 2020

Age 61

Dr. Bimes is President and managing partner of Quakertown Veterinary Clinic – (August 1996 to present). From December 2016 to October 2020 served as Vice President of Operations at MAVANA, a national aggregation of veterinary practices. Chair of the Medical Advisory Board of Community Veterinary Partners (July 2016 to present). Dr. Bimes’ educational background includes Doctor of Veterinary Medicine degree from University of Illinois College of Veterinary Medicine. His experience in small business operations and development, strategic planning and work in small business aggregation, as well as his role in the community give Dr. Bimes the qualifications and skills to serve as a director of QNB.

Kenneth F. Brown, Jr.

Director of QNB and the Bank since 1993

Age 67

Mr. Brown is the President of McAdoo & Allen, Inc., a manufacturer of pigment dispersions and high-performance coatings (September 1989 to present). Mr. Brown also serves or has served as a Director and Trustee for various local nonprofit organizations including the Upper Bucks YMCA and St. Luke’s Quakertown Hospital. The Board believes that Mr. Brown’s success in building and managing McAdoo and Allen, Inc. along with his prominent role in the community and years of service as a director of QNB give Mr. Brown the qualifications and skills to serve as a director of QNB.

W. Randall Stauffer

Director of QNB and the Bank since 2014

Age 68

Mr. Stauffer retired from Stauffer Glove and Safety as of December 31, 2021. Mr. Stauffer was Chairman/Chief Operating Officer of Stauffer Glove & Safety (July 2017 to December 2021), a national distributor of gloves and safety equipment. He has been employed at Stauffer Manufacturing since 1976, holding various positions and is part of the fourth generation in the family business. He served as President of Stauffer Manufacturing from January 2005 to June 2017. Mr. Stauffer is the managing member of Stauffer Realty Trust, LLC (March 2005 to present), a commercial real estate partnership. Mr. Stauffer is also the managing member of WR and JR Realty, LLC (1987 to present), a residential real estate partnership. Mr. Stauffer’s educational background includes a Bachelor of Science degree in Business Administration from Elizabethtown College. The Board believes that Mr. Stauffer’s business experience and long-term involvement with many non-profit organizations in the Upper Perkiomen Valley give him the qualifications to serve as a director of QNB.

Continuing Directors Serving Until 2025 (Class I Directors)

Autumn R. Bayles

Director of QNB and the Bank since December 2012

Age 52

Ms. Bayles is Senior Vice President of Global Supply Chain for Aramark Corp., a global food and facilities company (August 2018 to present). Prior to that, Ms. Bayles served as Aramark Corp’s Vice President of Global Operational Excellence (March 2013 to August 2018) and Vice President of Strategic Development (October 2011 to March 2013). Before joining Aramark Corp., Ms. Bayles was Senior Vice President of Strategic Operations from 2006 to 2011, and Chief Information Officer from 2003 to 2006 for Tasty Baking Company, a consumer-packaged goods company. Ms. Bayles’ educational background includes a Bachelor of Science degree in industrial engineering from Lehigh University and a Master of Business Administration from University of Pennsylvania’s Wharton School. Ms. Bayles’ career has focused on operational improvements and innovative growth opportunities leveraging technology and process changes. The Board believes that Ms. Bayles’ expertise in the areas of business strategy, operations and technology and her experience with a public company give her the qualifications and skills to serve as a QNB director.

David W. Freeman

Director of QNB since December 2012

Director of the Bank since 2010

Age 66

Mr. Freeman has been the Chief Executive Officer of QNB and the Bank from January 2013 to present. Mr. Freeman served as the President of QNB and the Bank from September 2010 to present. Mr. Freeman also served as Chief Operating Officer of QNB and the Bank from September 2010 to December 2012. Prior to joining QNB, Mr. Freeman was the Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010. Mr. Freeman serves on several local boards including St. Luke’s Hospital, Upper Bucks YMCA and Minsi Trails Council of the Boy Scouts of America. Mr. Freeman’s educational background includes a Bachelor of Science degree in business management from Franklin University, a Master of Business Administration from The Ohio State University and he is a graduate of ABA Stonier Graduate School of Banking. The Board believes Mr. Freeman’s career in banking, including his position as President and Chief Executive Officer of QNB and the Bank, gives him the qualifications and skills to serve as a QNB director.

Ranajoy Ray-Chaudhuri

Director of QNB and the Bank since 2022

Age 47

Dr. Ray-Chaudhuri is Associate Professor of Economics and Finance at Muhlenberg College from August 2021 to present. Dr. Ray-Chaudhuri served as Assistant Professor of Economics and Finance at Muhlenberg College from August 2015 to July 2021. His educational background includes a masters and a doctorate in Economics from The Ohio State University. His teaching interests include Money and Banking, Macroeconomics and Development Economics, and his research focuses on the history of financial regulations, regulatory changes in the financial sector, central bank anatomy and the conduct of monetary policy, and the impact of financial development on economic growth. The Board believes that Dr. Ray-Chaudhuri’s knowledge and perspective of financial regulations, central banking and economic development give him the qualifications and skills to serve as a QNB director.

Continuing Directors Serving Until 2024 (Class III Directors)

Thomas J. Bisko

Director of QNB since 1986

Director of the Bank since 1985

Age 75

Mr. Bisko served as the Chief Executive Officer of QNB and the Bank from March 1988 to December 2012. Mr. Bisko served as the President of QNB from May 1986 to September 2010 and the President of the Bank from September 1985 to September 2010. Mr. Bisko has also held the position of Treasurer of QNB from February 1986 to December 2012. Prior to joining QNB, Mr. Bisko was an examiner for the Office of the Comptroller of the Currency and a consultant with a firm specializing in the banking industry. Mr. Bisko served on many local boards including St. Luke’s Quakertown Hospital and the Upper Bucks YMCA. Mr. Bisko’s educational background includes a Bachelor of Science degree in business administration from King’s College. The Board believes that Mr. Bisko’s career in banking gives him the qualifications and skills to serve as a QNB director.

Dennis Helf

Chairman of the Board since 2002

Director of QNB since 1997

Director of the Bank since 1996

Age 76

Mr. Helf has been a Registered Investment Advisor since 1995 and has over 30 years of experience investing in community bank stocks. Prior to 1995, Mr. Helf was the managing partner in a law firm and spent 22 years representing five financial institutions in all facets of the law affecting financial institutions with a concentration in commercial lending and workouts. Mr. Helf served on the Board of Sellersville Savings & Loan and has long-term involvement with many nonprofit organizations in QNB’s market area. Mr. Helf’s educational background includes a Bachelor of Arts degree from Muhlenberg College, a Juris Doctorate from Villanova School of Law and a Masters in Tax Law from Temple University Law School. The Board believes that Mr. Helf’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a QNB director.

Jennifer L. Mann

Director of QNB and the Bank since 2015

Age 53

Ms. Mann is the founder and President of JL Mann Consulting, LLC, a firm that provides customized business solutions to a wide array of companies (2012 to present). Elected to serve Allentown, Ms. Mann was a state representative from 1998 to 2012. As a member of the national Democratic Leadership Council (DLC) Leadership Team, Ms. Mann served as chairwoman of the DLC’s State Legislative Advisory Board. Prior to serving in the House, Ms. Mann launched and managed a successful wireless telecommunications business in Allentown. Ms. Mann also serves on several community and nonprofit boards including the board of the Lehigh Valley Community Foundation, the board of governors of St. Luke’s Hospital Allentown Campus and the executive board of the Minsi Trails Council of the Boy Scouts of America. Ms. Mann earned degrees in government and economics from Lehigh University. The Board believes that Ms. Mann’s business experience, combined with her legislative background and her legislative focus on business-friendly economic policies, give her a unique understanding of the challenges and opportunities associated with entrepreneurship and business leadership, provide the qualifications and skills to serve as a QNB director.

Scott R. Stevenson

Director of QNB and the Bank since 2015

Age 62

Mr. Stevenson was appointed President/CEO of Phoebe Ministries in June 2008 and also served as the organization’s Chief Financial Officer, from 2006 to 2017. In addition, he serves as President of the organization’s Reciprocal Risk Retention Group. Prior to his appointment with Phoebe Ministries, Mr. Stevenson was the Chief Financial Officer of Graduate Hospital, Philadelphia, Pennsylvania, and prior to that served as Vice President of Financial Operations for Diakon Lutheran Social Ministries. He holds a Bachelor’s Degree in Accounting and a Master of Business Administration in Healthcare Systems Management. Mr. Stevenson serves or served on several boards including: CHHSM (Council for Health and Human Service Ministries), Highmark Blue Shield Regional Advisory Board, QNB Regional Advisory Board, New Life Bible Fellowship Elder

Board, and Leading Age PA as Board Trustee. The Board believes that Mr. Stevenson’s extensive senior managerial experience including his financial accounting background and experience provide the qualifications and skills for him to serve as a QNB director.

EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

David W. Freeman

Age 66; Chief Executive Officer of QNB and the Bank from January 2013 to present; President of QNB and the Bank from September 2010 to present; Chief Operating Officer of QNB and the Bank from September 2010 to December 2012; Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010.

Christopher T. Cattie

Age 50; Executive Vice President, Chief Operations and Technology Officer of the Bank from February 2016 to present; Group Vice President of Information Technology for Bryn Mawr Trust Company from January 2015 to February 2016; Senior Vice President, Information Technology Director for Continental Bank, Plymouth Meeting, PA from March 2005 to December 2014.

Courtney L. Covelens

Age 41; Executive Vice President, Chief Retail Officer and Chief Business Banking Officer of the Bank since January 1, 2023; Senior Vice President, Commercial Lending Officer of the Bank, from June 2014 to December 2022

Jeffrey Lehocky

Age 55; Executive Vice President and Chief Financial Officer of QNB Corp since November 1, 2022; Managing Director, Head of Business and Risk Management Global Transaction Bank for Mitsubishi UFJ Finance Group, New York from February 2020 to September 2021; Managing Director, Head of Operations, Corporate and Investment Bank for Deutche Bank, New York and London, from November 1994 to December 2019.

Christina S. McDonald

Age 57; Executive Vice President, Chief Marketing Officer and Chief Retail Lending Officer of the Bank since January 1, 2023; Senior Vice President, Chief Marketing Officer of the Bank from January 2022 to December 2022; Senior Vice President and Director of Marketing at Bryn Mawr Bank Corp from January 2017 to January 2022; Contractor working on the Bryn Mawr Trust/Continental Bank merger and the Director of Retail Banking at Bryn Mawr Trust from 2015 to 2016; Executive Vice President/Chief Retail Banking Officer at Tompkins VIST Bank from 2002 to 2014.

Scott G. Orzehoski

Age 57; Executive Vice President, Chief Lending Officer of the Bank from July 2011 to present; Senior Vice President, Chief Lending Officer of the Bank from February 2008 to June 2011; Senior Vice President, Commercial Lending Officer of the Bank from January 2002 to July 2011; Vice President, Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President, Commercial Lending Officer of the Bank from February 1996 to July 1997.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of March 21, 2023, the number of shares of common stock, par value $0.625 per share, beneficially owned by each current director and nominee for director, by each executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually and not pledged as security. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Autumn R. Bayles	1,137		*
Laurie Bergman	800		*
Randy S. Bimes	113,456	(3)	3.13%
Thomas J. Bisko	25,647	(4)	*
Kenneth F. Brown, Jr.	150,100	(5)	4.15%
Christopher T. Cattie	11,952	(6)	*
Courtney L. Covelens	2,819	(7)	*
David W. Freeman	32,422	(8)	*
Dennis Helf	35,061	(9)	*
Jeffrey Lehocky	—	(10)	*
Jennifer L. Mann	4,792		*
Scott G. Orzehoski	25,917	(10)	*
Ranajoy Ray-Chaudhuri	800	(11)	*
W. Randall Stauffer	38,508	(12)	1.06%
Scott R. Stevenson	942		*
Current Directors, Nominees & Executive Officers as a Group (15 persons)	444,353	(14)	12.27%
* Less than 1.00%

(1) The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the rules of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 21, 2023. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Numbers are rounded to the nearest one-hundredth percent.

(3) Includes 100,456 shares owned jointly by Dr. Bimes with his wife.

(4) Includes 20,329 shares owned jointly by Mr. Bisko with his wife and 325 shares held in her individual capacity.

(5) Includes 148,336 shares owned jointly by Mr. Brown with his wife.

(6) Includes -10,250 options.

(7) Includes -1,350 options.

(8) Includes -10,250 options.

(9) Includes 22,043 shares owned jointly by Mr. Helf with his wife.

(10) Includes -0- options.

(11) Includes -10,350 options.

(12) Includes 30,583 shares owned by Mr. Stauffer’s wife.

(13) Includes -0- options, in the aggregate which are exercisable within 60 days of the record date; the percentage ownership calculation is based upon an aggregate of 3,588,262 shares outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

The following table sets forth the names of each person who, directly or indirectly, are known to QNB’s management to be the beneficial owners of at least 5% of QNB's outstanding common stock as of March 21, 2023.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percentage of Class (2)
Mark T, Lynch 2900 Wayland Road Berwyn, PA 19312	321,997	8.97%

(1)
Information derived from Schedule 13G filed with the SEC on February 13, 2023.
(2)
Numbers are rounded to the nearest one-hundredth percent.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to promote maximizing shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

The structure of the Corporation’s Board leadership consists of an independent non-employee Chairman, Mr. Helf, a non-independent Principal Executive Officer, David W. Freeman, and a majority of independent non-employee directors. The independent directors of the Board meet separately at least twice a year without management present. Additionally, the Corporation has an active committee structure in which members of the Board of Directors attend and actively participate in the following Committees: Investment/Asset & Liability Management Committee, Audit Committee, Compensation Committee, Executive Committee, Loan Committee, Nominating and Governance Committee, Strategic Planning Committee and Wealth Management Committee. The active participation in these Committees in addition to the monthly Board of Directors’ meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of the Corporation and its shareholders.

Currently, our Board of Directors has 11 members. Under the rules adopted by the Securities and Exchange Commission and Nasdaq Stock Market for independence, Autumn R. Bayles, Laurie Bergman, Randy S. Bimes, Thomas J. Bisko, Kenneth F. Brown, Jr., Dennis Helf, Jennifer L. Mann, Ranajoy Ray-Chaudhuri, W. Randall Stauffer and Scott R. Stevenson meet the standards for independence. These directors represent more than a majority of our Board of Directors.

Our Board of Directors determined that the following director was not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: David W. Freeman, President and Chief Executive Officer of QNB and the Bank.

Our Board of Directors has determined that a lending relationship resulting from a loan made by the Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Bank a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.

Risk Management

The management of risk is fundamental to the business of banking and integral to the daily operations of the Corporation. The Board of Directors oversees the Risk Management functions of the Corporation through policies which are reviewed at least on an annual basis and by representation on Loan Committee, and the joint Investment/Asset & Liability Committee. The minutes from these Committees are reported to the full Board of Directors. Currently, the Corporation does not have an Enterprise Risk Management Committee; however, a Enterprise Risk Management Dashboard is presented to the Board on a quarterly basis.

Code of Ethics

We have adopted a Code of Ethics for Directors, officers and employees of QNB and the Bank. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at QNBbank.com under “Governance Documents”.

Restrictions on Hedging and Pledging QNB Securities

QNB believes that stock ownership can effectively align the interests of directors, officers, and employees with the long-term interests of shareholders. Certain transactions in QNB securities, however, may be considered short-term or speculative in nature, or create the appearance that incentives are not properly aligned with the long-term interests of shareholders. It is QNB’s policy that directors, officers, and employees not purchase financial investments (including equity swaps, collars and similar derivative securities) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any potential decrease in the market value of QNB securities. As a result, under QNB’s policies and procedures governing trading in securities, directors, officers, and employees may not engage in hedging or monetization transactions in QNB securities, including through the use of financial instruments such as exchange funds, puts, calls and other derivative instruments or through the establishment of short positions. In addition, such persons may not hold QNB securities in a margin account or pledge QNB securities as collateral for a loan. An exception to the policy prohibiting pledges of QNB securities as collateral for a loan (not including margin debt) may be made where the covered person clearly demonstrates the capacity to repay the loan without resort to the pledged securities.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

Set forth below is a list of each of our current Board members and our current Board committee members. The respective chairperson of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank’s Board of Directors.

Board Member	Board	Audit	Compensation	Executive	Nominating
Autumn R. Bayles	X	X	C		X
Laurie Bergman	X	X
Randy S. Bimes	X				X
Thomas J. Bisko	X	X		X
Kenneth F. Brown, Jr.	X		X	X	C
David W. Freeman	X			X
Dennis Helf	C			C
Jennifer L. Mann	X		X
Ranajoy Ray-Chauduri	X	X
W. Randall Stauffer	X		X	X
Scott R. Stevenson	X	C
Meetings Held in 2022	12	6	2	3	0

C – Chairperson

Our Board of Directors held twelve meetings during 2022. All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All members of the Board of Directors at May 24, 2022 were present at the 2022 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will attend the 2023 Annual Meeting of Shareholders.

QNB’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent registered public accounting firm, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the adequacy of the design and operation of internal controls, including significant deficiencies identified, if any. The Audit Committee held six meetings in 2022.

All members of the Audit Committee are independent directors pursuant to the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all the directors on the Audit Committee are independent. The current members of QNB’s Audit Committee are Directors Bayles, Bergman, Bisko, Ray-Chaudhuri and Stevenson.

Director Stevenson served as the Audit Committee Chair and Audit Committee financial expert since March 1, 2020. The Board of Directors determined that Director Stevenson met the requirements adopted by the SEC and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Mr. Stevenson has employment experience as a President, Chief Executive Officer and Chief Financial Officer providing him with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at QNBbank.com under “Governance Documents”.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable accounting or auditing matters, fraudulent activities, or misconduct to the Audit Committee. The policy also is available on our website at QNBbank.com under “Governance Documents”.

Compensation Committee. The Compensation Committee's primary functions are to review and approve key executive salaries and salary policy, determine the salary of the Chief Executive Officer and to administer equity compensation plans. In formulating its recommendations for the other executive officers, the Compensation Committee will consider information provided by the Chief Executive Officer related to subordinate executives. In addition, the Committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The Compensation Committee has a formal charter which is available on our website at QNBbank.com under “Governance Documents”. The current members of the Compensation Committee are Directors Bayles, Brown, Mann and Stauffer. The Compensation Committee held two meetings during 2022.

Executive Committee. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB’s Bylaws. The current members of the Executive Committee are Directors Bisko, Brown, Freeman, Helf and Stauffer. The Executive Committee held three meetings during 2022.

Nominating Committee. The Board of Directors has determined that all the directors serving on the Nominating Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but the Nominating Committee will consider such candidates and its policy is to give due consideration to all candidates. If a shareholder wishes to recommend a director candidate as a possible nominee for the 2024 annual meeting of shareholders, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951 no later than February 25, 2024. The Nominating Committee has a formal charter which is available on our website at QNBbank.com under “Governance Documents”. Members of the Nominating Committee include Directors Bayles, Bimes and Brown. The Nominating Committee did not meet during 2022.

In considering individual director candidates, the Nominating Committee considers individuals who, in the judgment of the Committee, would be best qualified to serve on the Board. The Nominating Committee will seek to balance the existing skill sets of current Board members with the need for other diverse skills, backgrounds and qualities that will complement the Corporation’s strategic vision and also consider diversity of gender and ethnicity in fulfilling its responsibilities to select qualified and appropriate director candidates. All director candidates are evaluated based on general characteristics and specific talents and skills needed to increase the Board’s effectiveness. Additionally, all candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Board of Directors has formally adopted an Audit Committee Charter setting forth the Committee's duties. The Charter delegates to the Committee responsibility for overseeing QNB's financial reporting process. In that connection, the Committee has discussed and reviewed the Corporation's audited consolidated financial statements for 2022 with management and Baker Tilly US, LLP, QNB's independent registered public accounting firm.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control. Baker Tilly US, LLP is responsible for expressing opinions on the conformity of QNB's audited consolidated financial statements with generally accepted accounting principles and evaluation of effectiveness of QNB’s internal control over financial reporting.

In discharging its responsibilities, the Committee's review of the Corporation's financial statements for 2022 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such financial statements with management and Baker Tilly US, LLP, as required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communication with Audit Committees (as modified or supplemented).

The Audit Committee has considered the compatibility of non-audit services provided by Baker Tilly US, LLP with the maintenance of QNB's registered public accounting firm's independence. Baker Tilly US, LLP has provided written disclosures and a letter required by the applicable requirements of the PCAOB regarding its firm's communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and Baker Tilly US, LLP.

The Committee discussed with QNB's internal auditors and Baker Tilly US, LLP the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their evaluations of QNB's internal controls and the overall quality of QNB's financial reporting process.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Scott R. Stevenson

Autumn R. Bayles

Laurie Bergman

Thomas J. Bisko

Ranajoy Ray-Chaudhuri

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to the Audit Related Fees, Tax Fees, and All Other Fees described below were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable rules issued by the SEC and the Audit Committee’s pre-approval policy.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

Baker Tilly US, LLP was QNB’s independent registered public accounting firm for 2022 and 2021.

The following table shows the fees paid by the Corporation in 2022 and 2021 for the audit and other services provided by Baker Tilly US, LLP for those years:

	2022	2021
Audit fees	$244,595	$222,860
Audit related fees	12,974	15,517
Audit and audit related fees	257,569	238,377
Tax fees	—	—
All other fees	—	—
Total fees	$257,569	$238,377

Audit Fees include professional services rendered for the audit of QNB’s annual consolidated financial statements and internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits and statutory and regulatory audits (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

Audit Related Fees include assurance and related services related to the performance of the audit of the employee benefit plan and to the dividend reinvestment and stock purchase plan.

Tax Fees include fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

A representative of Baker Tilly US, LLP is expected to be available at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

QNB’s executive compensation program includes compensation and benefit components typical of programs among comparable banking and financial service companies in our local and regional marketplace.

Objectives

QNB’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. QNB endorses the philosophy that executive compensation should reflect QNB’s performance and the contribution of such officers to that performance. Our executive compensation program is designed to support QNB’s core values, strategic objectives and financial goals as established by the Board. Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders through equity-based plans.

Program Management

The Compensation Committee of the Board of Directors has primary responsibility for the design and administration of the executive compensation program for directors and executive officers of QNB, including the Chief Executive Officer. It reviews the executive compensation program throughout the year considering changing organization needs and operating conditions and changing trends in industry practice. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding employee or executive succession matters.

The Compensation Committee is responsible for recommending compensation-related decisions to the Board of Directors for final approval. The performance of Mr. Freeman, the Chief Executive Officer, is reviewed semi-annually by the full Board. The results of these appraisals are used by the Compensation Committee in its recommendation of annual pay adjustments and other elements of compensation for Mr. Freeman to the Board of Directors for its consideration.

Role of Executive Officers in Executive Compensation

In formulating its recommendations for the named executive officers other than Mr. Freeman, the Compensation Committee will consider information provided by Mr. Freeman related to subordinate executives.

Elements of Executive Compensation

Factors the Compensation Committee considered in analyzing compensation include:

•
Total compensation;
•
Internal pay equity; and
•
The competitive environment for recruiting executive officers, and what the relevant competitors pay.

We compensate our executive management through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management's incentives with the long-term interests of our shareholders. At the senior-most levels, we design the incentive compensation to reward company-wide performance through tying awards primarily to earnings per share growth.

The key components of QNB’s executive compensation consist of:

•
Base salary;
•
Cash incentive compensation; and
•
Equity compensation awards under the 2015 Stock Option Plan.

Base Salary

The Compensation Committee offers competitive salaries in comparison to the market for currently employed executives in comparable positions in financial services institutions with similar asset size and operations. In determining base salaries, the Compensation Committee reviews a salary survey prepared by an independent third party who specializes in financial service institution compensation. The Compensation Committee also considers the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, and internal pay equity.

Base salaries are adjusted annually and are in effect for the period January 1 through December 31. The Compensation Committee determines annual salary adjustments by evaluating the performance of QNB and of each named executive officer relative to both corporate and individual goals determined during a previous review.

The Compensation Committee met in October 2022 to review the performance of the named executive officers with the Chief Executive Officer to determine increases in base salary compensation for 2023. The Committee then met in executive session without the Chief Executive Officer to discuss his base salary for 2023. Base salaries for those executives that report directly to the Chief Executive Officer are subject to approval by the Chief Executive Officer and the Committee. The Chief Executive Officer’s salary is subject to approval by the Compensation Committee and the Board. The table below outlines the increases in base salary compensation for 2023 approved by the Compensation Committee:

Executive	2023 Base Salary	2022 Base Salary	% Increase
David W. Freeman	$584,000	$551,565	5.88%
Jeffrey Lehocky (1)	325,000	40,000	NM
Scott G. Orzehoski	305,000	284,550	7.19%
Christopher T. Cattie	250,000	223,650	11.78%
Courtney L. Covelens (2)	200,000	154,014	29.86%
Christina S. McDonald (3)	200,000	154,962	29.06%

(1) Mr. Lehocky began his employment with the Company on 11/01/2022
(2) Ms. Covelens was promoted effective 1/01/2023
(3) Ms. McDonald was promoted effective 1/01/2023

The increase for named executive officers was determined based on merit, as well as internal pay equity and compensation levels of similar positions at financial institutions with similar operations and asset size.

Cash Incentive Compensation

In 2015, the Compensation Committee, with Board approval, established a cash incentive plan to reward QNB employees for achieving annual financial objectives. The cash incentive plan is paid for meeting annual goals established by the Board for earnings per share (EPS) growth, and three-year average performance of return on average equity (ROAE) and return on average assets (ROAA), with the average calculation being built over the last three years. Finally, QNB’s five-year average performance of ROAE and ROAA, with the average calculation being built over five years commencing in 2015, was compared to peer group ROAE and ROAA. For 2022, QNB’s ROAE and ROAA was compared to peers’ for the nine months ended September 30, 2022. The 2022 and 2021 peer groups include Mid-Atlantic publicly traded financial institutions with assets sizes between $1.0 billion and $2.0 billion. The 2020 peer group includes Mid-Atlantic publicly traded financial institutions with assets sizes between $750 million and $1.5 billion. These pools included institutions headquartered in Pennsylvania, New Jersey, New York, and Maryland of fifty-six institutions in 2020, forty-three in 2021 and forty-two institutions in 2022.

The following table details the members of the peer groups for 2021 and 2022:

2021 Peer Group Institutions (Mid-Atlantic)	2022 Peer Group Institutions (Mid-Atlantic)
1st Constitution Bancorp
1st Summit Bncp Johnstown Inc.	1st Summit Bncp Johnstown Inc.
ACNB Corp.	ACNB Corp.
AmeriServ Financial Inc.	AmeriServ Financial Inc.
Bank of Utica	Bank of Utica
Blue Foundry Bancorp
Capital Bancorp Inc.	Capital Bancorp Inc.
CB Financial Services Inc.	CB Financial Services Inc.
Chemung Financial Corp.	Chemung Financial Corp.
Citizens & Northern Corp.	Citizens & Northern Corp.
Citizens Financial Services	Citizens Financial Services
Codorus Valley Bancorp Inc.	Codorus Valley Bancorp Inc.
Embassy Bancorp Inc.	Embassy Bancorp Inc.
ENB Financial Corp	ENB Financial Corp
ESSA Bancorp Inc.	ESSA Bancorp Inc.
Evans Bancorp Inc.	Evans Bancorp Inc.
Fidelity D & D Bancorp Inc.	Fidelity D & D Bancorp Inc.
First Commerce Bank	First Commerce Bank
First Keystone Corp.	First Keystone Corp.
First United Corp.	First United Corp.
FNCB Bancorp Inc.	FNCB Bancorp Inc.
Franklin Financial Services	Franklin Financial Services
Greene County Bncp Inc. (MHC)	Greene County Bncp Inc. (MHC)
Lyons Bancorp Inc	Lyons Bancorp Inc
Malvern Bancorp Inc	Malvern Bancorp Inc
Marlin Bus. Services Corp.
Meridian Corp.	Meridian Corp.
Norwood Financial Corp.	Norwood Financial Corp.
Orange County Bancorp Inc.	Orange County Bancorp Inc.
Parke Bancorp Inc.	Parke Bancorp Inc.
Partners Bancorp	Partners Bancorp
Pathfinder Bancorp Inc.	Pathfinder Bancorp Inc.
PCSB Financial Corp.	PCSB Financial Corp.
PDL Community Bancorp
Penns Woods Bancorp Inc.	Penns Woods Bancorp Inc.
Pioneer Bancorp (MHC)	Pioneer Bancorp (MHC)
Ponce Financial Group, Inc.
Prudential Bancorp Inc.	Prudential Bancorp Inc.
Riverview Financial Corp.	Riverview Financial Corp.
Shore Bancshares Inc.	Shore Bancshares Inc.
Somerset Trust Holding Company	Somerset Trust Holding Company
The Adirondack Trust Company	The Adirondack Trust Company
The Bank of Princeton	The Bank of Princeton
The Community Financial Corp.	The Community Financial Corp.
Unity Bancorp Inc.	Unity Bancorp Inc.

The plan provides for a cash incentive for named executive officers of up to 24% of their base salaries. The cash incentive payout is calculated annually, and payout occurs within two months following fiscal year-end. The purpose of the plan is to motivate named executives to achieve financial goals that have a positive impact on QNB’s stock price and therefore increase shareholder value.

QNB’s financial targets and incentive payouts under the cash incentive plan set by the Compensation Committee are as follows:

		Threshold	Moderate	Excellent	Optimum
Part 1	One year earnings per share (EPS) growth
	Goal	5%	6%	7%	8%
	Potential bonus payout	2.00%	4.00%	6.00%	8.00%

Part 2	Three year return on average equity (ROAE) performance
	Goal	9%	10%	11%	12%
	Potential bonus payout	1.00%	2.00%	3.00%	4.00%

	Three year return on average assets (ROAA) performance
	Goal	0.84%	0.92%	1.00%	1.08%
	Potential bonus payout	1.00%	2.00%	3.00%	4.00%

Part 3	Five year peer group ROAE
	Goal	95%-105% of peers			>105% of peers
	Potential bonus payout	2.00%			4.00%

	Five year peer group ROAA
	Goal	95%-105% of peers			>105% of peers
	Potential bonus payout	2.00%			4.00%

	Total Bonus Payout Potential	8.00%	12.00%	16.00%	24.00%

At its January 2023 meeting, the Board of Directors approved the calculation of cash incentive compensation program measures for 2022. QNB did not meet the any of the payout levels in Part 1 in the table above, with a one-year earnings per share growth at a negative 3.70%. QNB met Part 2 three-year average ROAA at 0.96% and three-year ROAE at 10.95% at the Moderate level payout. QNB’s average ROAE and ROAA for the nine months ended September 30, 2022, and twelve months in 2021, 2020, 2018, and 2018 were 10.54% and 0.95%, respectively. QNB’s average ROAE was 107.65% of the peer group average ROAE, meeting the Optimum level, and average ROAA was 98.66% of the peer group average ROAA, both meeting the Threshold level as detailed in Part 3 of the table above. As a result, an aggregate cash incentive paid to the named executive officers was equivalent to 10.00% of their base salary.

The amounts paid under the cash incentive plan for 2022 are reflected in the Summary Compensation Table.

Long-Term Incentive Compensation

The named executive officers are eligible to participate in a long-term incentive award plan established to focus executive efforts on the strategic directions and goals of QNB and to reward them for their successes in these areas. The 2015 Stock Incentive Plan (the Plan) was approved by the shareholders at the 2015 Annual Meeting of Shareholders. The purpose of the Plan is also to provide ownership incentive to the executive officers and align their interests with the interests of shareholders. In establishing award levels, equity ownership levels of the recipients or prior awards that are fully vested are not considered.

The Plan is administered by the Compensation Committee. The Plan provides for the granting of either (i) nonqualified stock options or (ii) incentive stock options. The exercise price of an option, as defined by the Plan, is the fair market value of QNB’s common stock on the date of grant.

The Compensation Committee determines the type of grant, the number of shares of common stock subject to a particular grant and the vesting period for such grants. To date, options granted under the Plan have a three-year vesting feature. The Compensation Committee determines the number of options granted in total and to Mr. Freeman, individually. Mr. Freeman determines the allocation of the remaining grants among eligible employees. Mr. Lehocky was not employed at QNB until November 1, 2022. Excluding Mr. Lehocky, the fair value of the stock options granted represented between 3.3% and 8.1% of named executive officers’ base salaries in 2022.

Post-Retirement Plans

QNB provides a qualified retirement plan to all employees, including the named executive officers. The QNB Bank Retirement Savings Plan provides for elective employee contributions up to the maximum allowed by the IRS and a matching company contribution limited to three percent of total compensation. In addition, the plan provides for safe harbor non-elective contributions of five percent of total compensation by QNB. To be eligible to participate, employees must have completed six months of service.

During 2001, QNB purchased Bank Owned Life Insurance (BOLI) for officers of the Corporation. A split-dollar agreement provides the employee’s beneficiary a portion of the death proceeds under the BOLI equal to two times their current base salary. Under this plan vesting occurs when the employee reaches age 55 and has a combined age and years of service of 70. When vested, the insurance would become portable to the participant after they are no longer in service with the Bank either through termination or retirement thereby creating the post-retirement benefit. Mr. Orzehoski is the only named executive officer that is insured through BOLI.

Health and Welfare Benefits

The named executive officers participate in the Corporation’s qualified health and welfare benefits program on the same terms and conditions as all other salaried employees.

Perquisites and Other Benefits; Agreements

Perquisites received by the named executive officers are reviewed annually. The primary perquisite received by Mr. Freeman is the reimbursement of country club dues. Certain executive officers are encouraged to belong to a golf or social club to provide the appropriate entertainment forum for customers and appropriate interaction with the communities served by QNB.

Certain members of senior management are parties to change in control agreements with the Corporation. Executive management and other employees have built QNB into a successful enterprise, and the Board believes that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.

Future Compensation Determination

The committee will continue to reassess QNB’s executive compensation program to ensure that it promotes the long-term objectives of QNB, encourages growth in shareholder value and attracts and retains top-level executives.

Conclusion

The Committee links executive compensation to corporate performance and growth in shareholder value. The Committee intends to continue this policy, recognizing that the business cycle may from time-to-time result in an imbalance for a particular period.

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with executive management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE

Autumn R. Bayles
Kenneth F. Brown, Jr.
Jennifer L. Mann
W. Randall Stauffer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Freeman. The Compensation Committee is composed entirely of the following four independent outside directors: Bayles, Brown, Mann and Stauffer. No member of the Compensation Committee during fiscal year 2022 was an officer or employee of the Corporation or its subsidiary or was formerly an officer of the Corporation or its subsidiary. No member of the Compensation Committee had any relationship or transaction with the Corporation or with any third-party requiring disclosure under applicable SEC rules relating to Compensation Committee interlocks.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation for the past three years earned by the principal executive officer, principal financial officer and the three other executive officers serving at the end of 2022.

SUMMARY COMPENSATION TABLE ‑ 2022

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Position	Year	($)(1)	($)	($)	($)(2)	($)	($)		($)
David W. Freeman	2022	$551,565	$—	$—	$18,209	$55,151	$37,866	(3)	$662,791
Principal Executive Officer	2021	525,300	—	—	10,392	105,112	35,661	(3)	676,465
	2020	510,000	—	—	8,465	61,200	35,439	(3)	615,104

Jeffrey Lehocky	2022	40,000	—	—	—	4,000	70	(4)	44,070
Principal Financial Officer

Scott G. Orzehoski	2022	284,550	—	—	18,209	28,452	22,764	(5)	353,975
Executive Vice President	2021	271,000	—	—	10,392	54,227	21,680	(5)	357,299
	2020	263,000	—	—	8,465	31,560	21,040	(5)	324,065

Christopher T. Cattie	2022	223,650	—	—	18,209	22,363	18,048	(6)	282,270
Executive Vice President	2021	213,000	—	—	10,392	42,621	17,039	(6)	283,052
	2020	203,000	—	—	8,465	24,360	16,240	(6)	252,065

Courtney L. Covelens	2022	154,014	—	—	5,203	15,400	12,594	(7)	187,211
Executive Vice President	2021	127,521	—	—	2,309	17,011	10,449	(7)	157,290
	2020	109,960	—	—	1,814	4,398	8,932	(7)	125,104

(1) “Salary” is the actual base pay compensation paid through December 31, 2022, 2021 and 2020, respectively.

(2) The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. This method of reporting uses the fair value of an award on the grant date. All of the option awards vest after a three-year period. Assumptions used in the fair value calculation of the awards are disclosed in the notes to QNB’s financial statements set forth in its 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3) Includes the Bank's contributions on behalf of Mr. Freeman to the Retirement Savings Plan of $24,400, $23,200, and $22,800; country club membership dues of $9,602, $9,900 and $10,911; and reimbursement of spousal expenses for conferences, meals and entertainment of $3,863, $2,471 and $1,728 for 2022, 2021 and 2020, respectively.

(4) Mr. Lehocky joined QNB on November 1, 2022. There were no Bank contributions on behalf of Mr. Lehocky to the Retirement Savings Plan for 2022. Reimbursement of spousal expenses for conferences, meals and entertainment of $70 were paid in 2022.

(5) Includes the Bank's contributions on behalf of Mr. Orzehoski to the Retirement Savings Plan of $22,764, $21,681 and $21,040 for 2022, 2021 and 2020, respectively.

(6) Includes the Bank’s contributions on behalf of Mr. Cattie to the Retirement Savings Plan of $17,892, $17,040 and $16,040 and reimbursement of spousal expenses for conferences, meals and entertainment of $155, $0 and $0 for 2022, 2021 and 2020, respectively.

(7) Includes the Bank's contributions on behalf of Ms. Covelens to the Retirement Savings Plan of $12,439, $10,202 and $8,797 and reimbursement of spousal expenses for conferences, meals and entertainment of $155, $305 and $135 for 2022, 2021 and 2020, respectively.

Stock Option Grants for 2022 and Other Plan-Based Awards

The following table reflects grants of stock options under QNB’s stock incentive plan and future payment opportunities under QNB’s cash incentive plan to Mr. Freeman, Mr. Orzehoski, Mr. Cattie, and Ms. Covelens in fiscal year 2022.

GRANTS OF PLAN-BASED AWARDS - 2022

		Estimated Future Payouts Under Non-Equity Compensation Plans (1) Incentive Plan Awards		All Other Stock		Grant Date Fair Value
				Awards: Number	Exercise Or	of Stock
				of Securities	Base Price of	And
	Grant	Threshold		Underlying	Option Awards	Option
Name	Date	($)	Maximum ($)	Options (#)	($/Sh)	Awards
David W. Freeman	2/15/2022	$5,516	$132,376	3,500	$37.26	$18,200
Scott G. Orzehoski	2/15/2022	2,237	53,676	3,500	37.26	18,200
Christopher T. Cattie	2/15/2022	2,846	68,292	3,500	37.26	18,200
Courtney L. Covelens	2/15/2022	1,540	36,963	1,000	37.26	5,200

(1) Amounts reflect threshold and maximum payment opportunities for 2022 under the cash incentive plan and reflect one‑, three‑, and five‑year goals as discussed in the Compensation Discussion and Analysis section.

The stock options consist of both incentive and non-qualified grants and are all subject to a five-year term and vest after a three-year period from the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning exercisable and unexercisable stock options, both incentive and non-qualified, held by each named executive officer as of December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

Option Awards
		Number of	Number of	Equity Incentive Plan
		Securities	Securities	Awards: Number of
		Underlying	Underlying	Securities Underlying	Option
		Unexercised	Unexercised	Unexercised Unearned	Exercise	Option
	Option	Options	Options	Options	Price	Expiration
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#)	($)	Date (1)
David W. Freeman	2/20/2018	3,375	—	—	43.60	2/20/2023
	2/20/2019	3,375	—	—	38.15	2/15/2024
	2/14/2020		3,500	—	36.50	2/14/2025
	2/15/2021		3,375	—	32.50	2/15/2026
	2/15/2022		3,500	—	37.26	2/15/2027

Scott G. Orzehoski	2/20/2018	3,375	—	—	43.60	2/20/2023
	2/20/2019	3,375	—	—	38.15	2/15/2024
	2/14/2020		3,500	—	36.50	2/14/2025
	2/15/2021		3,375	—	32.50	2/15/2026
	2/15/2022		3,500	—	37.26	2/15/2027

Christopher T. Cattie	2/20/2018	3,375	-	—	43.60	2/20/2023
	2/20/2019	3,375	-	—	38.15	2/15/2024
	2/14/2020		3,500	—	36.50	2/14/2025
	2/15/2021		3,375	—	32.50	2/15/2026
	2/15/2022		3,500	—	37.26	2/15/2027

Courtney L. Covelens	2/20/2018	300	—	—	43.60	2/20/2023
	2/20/2019	300	—	—	38.15	2/15/2024
	2/14/2020		750	—	36.50	2/14/2025
	2/15/2021		750	—	32.50	2/15/2026
	2/15/2022		1,000	—	37.26	2/15/2027

(1) Options vest after a three‑year period, commencing upon the date of grant.

There were no option awards exercised in 2022.

Employment and Change in Control Agreements

QNB and Mr. Freeman are parties to an employment agreement that currently automatically renews annually unless either party gives notice of non-renewal at least 90 days prior to the annual renewal date. Under the terms of the employment agreement, Mr. Freeman is to be employed as the President and Chief Executive Officer of QNB and the Bank, at a current annual base salary of $584,000 and shall perform all duties and accept all responsibilities incident to such positions as may be assigned by the Board of Directors. Mr. Freeman may be discharged at any time for cause as defined in the agreement.

If Mr. Freeman's employment is terminated without cause or he terminates employment for specified events of “good reason” (as defined in the agreement) prior to a change in control of QNB or the Bank, Mr. Freeman is entitled to receive his annual base salary then in effect and continuation of health care benefits for a period of 12 months. In the event of Mr. Freeman's death or disability, the agreement will terminate and QNB shall pay either to Mr. Freeman or his dependents any benefits due to him under the employee benefit plan.

The employment agreement also contains change in control features which provide certain benefits to Mr. Freeman in the event of a change in control of QNB or the Bank. Under the Agreement, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by sixty-six and two-thirds percent or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or the Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event that Mr. Freeman’s employment is involuntarily terminated, or he terminates employment for specified events of “good reason” (as defined in the agreement) following a change in control of QNB or the Bank, he will receive, a lump-sum cash payment equal to two times annual base salary then in effect and the continuation of employer-provided healthcare benefits for two years at the level and cost to him and his qualified dependents in effect on the date of termination. The agreement further provides that, if this lump-sum payment, when added to all other amounts or benefits provided to or on behalf of Mr. Freeman in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax imposition. The determination of any reduction in the lump-sum payment pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

Change of Control Agreements

QNB and the Bank are parties to change of control agreements with Mr. Lehocky, Mr. Orzehoski, Mr. Cattie, and Ms. Covelens. The agreements provide certain benefits to Mr. Lehocky, Mr. Orzehoski, Mr. Cattie, and Ms. Covelens in the event that their employment is terminated without cause within three years of a change of control of QNB or the Bank. Under the agreements, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by 70% or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event of involuntary termination employment (other than for cause) within three years of a change in control of QNB or the Bank, Mr. Lehocky will receive two times his average annualized compensation over the less than his years of service or the five years prior to his termination of employment. Mr. Orzehoski, Mr. Cattie and Ms. Covelens will receive a lump-sum payment equal to two times his or her average annual compensation over the five years prior to his or her termination of employment. The agreements further provide that, if the lump-sum payment, when added to all other amounts or benefits provided to or on behalf of Mr. Lehocky, Mr. Orzehoski, Mr. Cattie, and Ms. Covelens in connection with their termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax. The determination of any reduction in the lump-sum payments pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential payments and benefits payable to each of the named executive officers upon a separation of employment under terms of his employment agreement and the terms of any applicable benefit plans, assuming the event giving rise to such termination occurred on December 31, 2022.

				Before Change in Control		After Change in Control
		Termination for Death or Disability	Involuntary Termination for Cause	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason
David W. Freeman	Severance (1)	$—	$—	$551,565	$551,565	$1,103,130	$1,103,130
	Welfare continuation (2)	—	—	24,402	24,402	48,804	48,804
	Option vesting (3)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$575,967	$575,967	$1,151,934	$1,151,934
Jeff Lehocky	Severance (1)	$—	$—	$—	$—	$650,000	$650,000
	Option vesting (3)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$650,000	$650,000
Scott G. Orzehoski	Severance (1)	$—	$—	$—	$—	$604,792	$604,792
	Option vesting (3)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$604,792	$604,792
Christopher T. Cattie	Severance (1)	$—	$—	$—	$—	$465,507	$465,507
	Option vesting (3)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$465,507	$465,507
Courtney L. Covelens	Severance (1)	$—	$—	$—	$—	$249,789	$249,789
	Option vesting (3)	—	—	—	—	—	—
	Potential reduction in payout due to operation of Code Section 280G	—	—	—	—	—	—
	Total	$—	$—	$—	$—	$249,789	$249,789

(1) For a description of the severance and welfare continuation payment calculation, and time and form of such payments, see “Employment and Change in Control Agreements.”

(2) Assumes no increase in the cost of welfare benefits.

(3) Options vest immediately upon a change in control.

CHIEF EXECUTIVE OFFICER – PAY RATIO DISCLOSURE

The 2022 annual total compensation of QNB’s President and CEO to the median of the annual total compensation of all employees (other than the CEO) is 8 to 1.

•
For pay ratio disclosure included in the 2023 proxy statement, we prepared a database including the total gross amount of salary, wages, and other compensation (which, depending on the individual, could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2022, for our entire workforce (other than the CEO) as of December 31, 2022. We eliminated employees who were terminated within 90 days of hire date during 2022. We calculated the median gross pay (as described in the first bullet above) of the remaining employees. We selected the employee at the midpoint of the data set.
•
The median employee annual total compensation for the year ended December 31, 2022 was $51,565.
•
The annual total compensation of our CEO, Mr. Freeman, for the year ended December 31, 2022 was $662,791, as reflected in the “total” column of the Summary Compensation Table included in this proxy statement.

PAY VERSUS PERFORMANCE INFORMATION

In August 2022, the SEC adopted final rules to implement Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The following information about the relationship between executive compensation actually paid and certain financial performance of the Corporation is provided pursuant to Item 402(v) of SEC Regulation S-K.

Year	Summary compensation table total for Prinicpal Executive Officer ("PEO") (1)	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO named executive officers ("NEOs") (3)	Average compensation actually paid to NEOs (4)	Value of initial fixed $100 investment based on total shareholder return ("TSR") (5)	Net income (in thousands) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$662,791	$644,582	$286,867	$274,728	$91.01	$15,492
2021	676,465	666,073	290,683	283,755	116.69	16,492

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Freeman (Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Freeman, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Freeman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Freeman’s total compensation for each year to determine the compensation actually paid:

Year	Reported summary compensation table total for PEO	Reported value of equity awards (a)	Equity award adjustments (b)	Compensation actually paid to PEO
2022	$662,791	$(18,209)	$—	$644,582
2021	676,465	(10,392)	—	666,073

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) an amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, an amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. There were no equity awards in 2022 and 2021.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s NEOs as a group (excluding Mr. Freeman) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Freeman) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 include Mr. Orzehoski, Mr. Cattie, Ms. Westwood and the combination of the former Principal Financial Officer Ms. McCracken and her replacement Mr. Lehocky; and for 2021 include Mr. Orzehoski, Mr. Cattie, Ms. Westwood and Ms. McCracken.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Freeman), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Freeman) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Freeman) for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

Year	Average reported summary compensation table total for NEOs	Average reported value of equity awards (a)	Average equity award adjustments (b)	Average compensation actually paid to NEOs
2022	$286,867	$(12,139)	$—	$274,728
2021	290,683	(6,928)	—	283,755

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of cash dividends for the measurement period and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.
(6)
The dollar amounts reported represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Cumulative TSR

The graph below illustrates the trend in “compensation actually paid” over the last two years to our TSR performance. This illustrates that from 2021 to 2022 our compensation moved in alignment with our TSR performance, decreasing in 2022.

Compensation Actually Paid and Net Income

The graphs below illustrate the trend in “compensation actually paid” over the last two years relative to our GAAP Net Income. This illustrates that from 2021 to 2022 our compensation moved in alignment with our GAAP Net Income, decreasing in 2022.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the most important financial measures used by the Compensation Committee to link executive compensation to performance for the 2022 performance year:

•
Return on Average Equity
•
Earnings Per Share Growth
•
Return on Average Equity versus Peer Group

All information provided above under the “Pay Versus Performance Information” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

The following table sets forth compensation earned by non-employee directors for the year ended December 31, 2022. Each director of QNB is also a member of the Bank’s Board of Directors.

Fees Earned or
or Paid in Cash
Name	($)
Autumn R. Bayles	$25,950
Laurie Bergman	25,500
Randy S. Bimes	44,300
Thomas J. Bisko	31,900
Kenneth F. Brown, Jr.	37,850
Dennis Helf	62,100
Jennifer L. Mann	26,325
Ranajoy Ray-Chaudhuri	24,700
Randall Stauffer	25,550
Scott R. Stevenson	27,700

During 2023, directors, except for Mr. Freeman, will receive an annual retainer of $10,500. The Chairman of the Board will receive an annual retainer of $15,000. In addition, each director will receive a fee of $850 for each Board meeting attended plus $1,200 if all 12 meetings are attended. Directors are not reimbursed for travel to or from Board meetings. Members of the committees of the Board of Directors will receive $400 for each committee meeting attended. The Chairperson of the Audit Committee receives additional compensation of $3,400. In addition, the Chairperson of the Compensation Committee receives additional compensation of $850.

PROPOSAL 2

TO APPROVE THE QNB CORP. 2023 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

On October 31, 2022, the Board approved, subject to shareholder approval, the QNB Corp. 2023 Non-Employee Director Compensation Plan (the “Director Compensation Plan”) and reserved 50,000 shares of Common Stock to be issued under the Director Compensation Plan.

The purpose of the Director Compensation Plan is to advance the interests of QNB by attracting qualified individuals to serve as directors and more closely aligning the interests of QNB and its shareholders with (i) members of the Board who are not employees of QNB or any Subsidiary, or (ii) members of the Board of any Subsidiary designated by resolution of the Board to participate in this Plan who are not employees of QNB or any Subsidiary (collectively, the “Non-Employee Directors”).

The principal features of the Director Compensation Plan are summarized below. This summary is qualified in its entirety by reference to the Director Compensation Plan, which is appended as Exhibit “A” to this Proxy Statement.

The Director Compensation Plan is effective January 1, 2023, will continue in effect until the earlier of (a) the date of adoption of a resolution of the Board terminating the Plan, (b) the fact that no shares are available to for issuance under the Plan, or (c) January 1, 2033 (10 years). The shares of stock that may be issued under the Director Compensation Plan will not exceed in aggregate 50,000 shares of the Common Stock, as may be adjusted from time to time due to stock splits or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock.

The Director Compensation Plan will be administered by the Compensation Committee. The Pan requires each non-employee director of the QNB, or any subsidiary of QNB designated by the Board (including QNB Bank), to receive $8,000 of their total annual compensation for service as a director in the form of the QNB’s common stock. Under the Director Compensation Plan, commencing with the six-month period ending June 30, 2023, each non-employee director will receive, in addition to any cash compensation otherwise payable, a semi-annual grant of such number of shares of the QNB’s common stock determined by dividing (i) the Semi-Annual Stock Payment Amount of $4,000 by (ii) the market value of a share of common stock determined as of June 30 or December 31 of any year, as applicable. Payments will be made under the Director Compensation Plan only to non-employee directors in office on the applicable payment date.

It is not possible to determine the number of shares of common stock that may be issued under the Director Compensation Plan to any particular individual. Shares will be issued to Non-Employee Directors in accordance with the formula provided in the Plan. No shares have been issued under the Director Compensation Plan as of the date of this proxy statement.

Voting Requirements

The affirmative vote of a majority of votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE “FOR” THE 2023 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Independent Registered Public Accounting Firm

Our Board’s Audit Committee is comprised entirely of directors who are independent pursuant to the rules adopted by the Securities and Exchange Commission (SEC) and the corporate governance standards promulgated by the Nasdaq Stock Market. Among other things, the Board has determined that each member has a general understanding of finance and accounting practices. The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members.

Under the Audit Committee’s charter, the Committee is responsible for selecting QNB’s independent registered public accounting firm. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Committee’s responsibilities with respect to the independent registered public accounting firm in the Committee’s charter, which is available on QNB’s website at QNBbank.com under “Governance Documents”.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of Baker Tilly US, LLP as QNB’s independent registered public accounting firm for 2023.

Representatives of Baker Tilly US, LLP will be available at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the Annual Meeting.

Voting Requirements

The affirmative vote of a majority of the votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

In the event that the shareholders do not ratify the selection of Baker Tilly US, LLP, the selection of QNB’s independent registered public accounting firm will be reconsidered by the Audit Committee. The Committee will be under no obligation, however, to select a new independent registered public accounting firm. If the Committee does select a new independent registered public accounting firm for 2023, we will not seek shareholder ratification of the new independent registered public accounting firm selected by the Committee.

RECOMMENDATION

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS QNB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% shareholder, of QNB or the Bank, or any associate of the foregoing persons, except as disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other Bank customers. The Bank makes loans to its officers and directors, as well as their immediate families and companies, in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and these loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2023, to the above-described group was $2,491,172.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Bona fide written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Any written communication should be mailed to the CEO at the Corporation’s offices at P.O. Box 9005, Quakertown, PA 18951.

NOMINATIONS AND SHAREHOLDER PROPOSALS

If you wish to include a proposal in the Proxy Statement for the 2024 Annual Meeting of Shareholders under applicable SEC rules, your written proposal must be received by the Corporation no later than December 12, 2023. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC. Shareholder proposals may be mailed to the Secretary of QNB, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

In accordance with the Corporation’s bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials under applicable SEC rules, must comply with the procedures specified in the bylaws, including providing notice in writing, delivered or mailed to the attention of the Chairman of the Board of Directors at the address set forth above, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting. In accordance with the Corporation’s bylaws, nominations of individuals for election to the Board of Directors may be made by a shareholder if made in writing and delivered or mailed to the attention of the Chairman of the Board of Directors at the address set forth above not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting. Assuming the annual meeting of shareholders in 2024 is held within thirty days before or after May 23, 2024, the period for notices of proposals by shareholders of matters for consideration at the 2024 annual meeting or for the nomination of individuals for election to the Board of Directors at the 2024 annual meeting will begin on January 23, 2024 and will end on February 22, 2024. Notices of proposals by shareholders of matters for consideration at the annual meeting of shareholders or for the nomination of individuals for election to the Board of Directors must include the information specified in the bylaws. Notice of proposals or nominations not made in accordance with the Bylaws, including the foregoing, may be disregarded by the Chairman at the annual meeting.

The rules of the SEC provide that, if the Corporation does not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Corporation will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting. The deadline for these proposals for the year 2024 annual meeting is February 25, 2024. If a shareholder gives notice of such a proposal after this deadline, the Corporation’s proxy holders will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is raised at our 2024 Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies or the recommendation of the Board of Directors.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the QNB’s Proxy Statement may have been sent to multiple shareholders in your household. QNB will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Mary Beth Liddle at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION’S SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

APPENDIX A

QNB CORP.

2023 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1. Purpose. The purpose of the QNB Corp. 2023 Non-Employee Director Compensation Plan (the “Plan”) is to advance the interests of QNB Corp. (the “Company”) by attracting qualified individuals to serve as directors of the Company and more closely aligning the interests of the Company and its shareholders with (i) members of the board of directors of the Company (the “Board”) who are not employees of the Company or any Subsidiary (as defined in Section 3(g)) or (ii) members of the board of directors of any Subsidiary designated by resolution of the Board to participate in this Plan who are not employees of the Company or any Subsidiary (collectively, the “Non-Employee Directors”). Accordingly, the Plan requires all Non-Employee Directors to receive a material portion of the annually established compensation in shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”). Common Stock issuable under the Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.

2. Administration. The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may delegate to other officers or employees of the Company its duties for the day-to-day administration of the Plan. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3. Participation; Annual Non Employee Director Compensation; Certain Definitions.

(a) Each Non-Employee Director shall participate in the Plan.

(b) The Committee and the Board shall annually determine the amount of cash compensation payable to Non-Employee Directors.

(c) In addition to cash compensation payable annually to Non-Employee Directors as determined in accordance with Section 3(b), commencing with the six-month period ending June 30, 2023, each Non-Employee Director shall receive, in arrears, a semi-annual grant of such number of shares of Common Stock determined by dividing (i) the Semi-Annual Stock Payment Amount (as defined in Section 3(f)), by (ii) the Common Stock Market Value (as defined in Section 3(e)) as of the close of business on either (A) June 30 of each year with respect to the Common Stock Market Value determination for each six-month period ending June 30 of such year and (B) December 31 of each year with respect to the Common Stock Market Value determination for each six-month period ending December 31 of such year.

(d) Payments of cash compensation to Non-Employee Directors in accordance with Section 3(a) shall be paid at such times as determined by the Committee. Payments of stock compensation to Non-Employee Directors in accordance with Section 3(b) shall be payable within thirty (30) days of the end of each applicable six-month period, unless otherwise determined by the Committee. Payments of stock compensation shall only be made to Non-Employee Directors in office on an applicable payment date.

(e) For purposes of the Plan, “Common Stock Market Value” shall mean, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Common Stock Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as publicly reported. In the absence of an established market for the Common Stock, the Common Stock Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(f) For purposes of the Plan, “Semi-Annual Stock Payment Amount” means Four Thousand Dollars ($4,000.00), or such other amount as may be determined by the Committee and approved by the Board.

(g) For purposes of the Plan, “Subsidiary” means any corporation, joint venture, or other business entity of which (i), if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof or (ii), if a joint venture or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

4. Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be fifty thousand (50,000); provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under the Plan, including the maximum number of shares that may be issued under the Plan, or any other number of shares referred to in the Plan shall be appropriately increased, decreased or changed in like manner.

5. Miscellaneous Provisions.

(a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non Employee Director any right to be nominated or elected as a director of the Company or any Subsidiary, or to continue to serve in any such capacity.

(b) A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c) The amounts to be paid to Non-Employee Directors under the Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Non-Employee Directors shall not have any preference or security interest in any assets of the Company other than as general unsecured creditors.

(d) The Plan shall be binding on the Company and its successors and assigns.

(e) By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, the Committee, a Subsidiary, or the board of directors or any committee of any Subsidiary.

(f) The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

(g) The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representation or covenants that any compensation paid or awarded under the Plan will comply with Section 409A.

(h) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

(i) The Company may place a legend on certificates for shares of Common Stock issued under the Plan, or appropriate stop orders on the Company’s books and records, relating to applicable securities laws or any other applicable restrictions on transfer.

6. Amendment. The Plan may be amended at any time and from time to time by resolution of the Board in any manner as the Board shall deem advisable. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock issued prior to the amendment without such participant’s written consent.

7. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) the date of adoption of a resolution of the Board terminating the Plan; or

(b) the date on which no additional shares are available for issuance under the Plan; or

(c) the date that is ten (10) years from the Effective Date of the Plan as set forth in Section 8.

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

8. Effective Date. The Plan shall be effective as of January 1, 2023.

Dated: October 31, 2022

QNB CORP.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 6:00 A.M., Eastern Time, on May 23, 2023.

Online
Go to **www.investorvote.com/QNBC** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote "FOR" all the nominees listed and "FOR" Proposals 2 and 3.

	For	Withhold
01 - Laurie A. Bergman	☐	☐
02 - Randy S. Bimes	☐	☐
03 - Kenneth F. Brown, Jr.	☐	☐
04 - W. Randall Stauffer	☐	☐

4. In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03SDWB

The 2023 Annual Meeting of Shareholders of QNB Corp. will be held on
Tuesday, May 23, 2023 at 11:00am EDT, at The Centennial Catering & Conference Center located at
3350 Center Valley Parkway, Center Valley PA 18034

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QNBC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

QNB Corp.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2023

G. Arden Link and Teresa Milazzo, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of QNB Corp. to be held on May 23, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees of the Board of Directors, FOR Proposal 2 (To approve the QNB Corp. 2023 Non-Employee Director Compensation Plan), and FOR Proposal 3 (To ratify the appointment of Baker Tilly US, LLP as QNB's independent registered public accounting firm for 2023).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.